## NOTE CONVERSION AGREEMENT

**THIS NOTE CONVERSION AGREEMENT**, dated as of November 15th, 2018 (this "**Agreement**"), is by and between Brownie's Marine Group, Inc., a Florida corporation with its principal place of business located at 3001 NW 25 Avenue, Suite 1, Pompano Beach, FL 33069 (the "**Company**") and Joe Perez, an individual with a principal place of business located at 135 Weston Rd # 328, Weston (the "**Noteholder**"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Note (as defined herein).

**WHEREAS**, on May 3, 2011 the Company issued and sold to the Noteholder a $300,000 principal amount 10% Unsecured Convertible Debenture (the "**Note**") due May 5, 2012 (the "**Maturity Date**"), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference;

**WHEREAS**, from time to time the Noteholder has extended the Maturity Date of the Note;

**WHEREAS**, there is currently an aggregate of $520,000 of principal and accrued but unpaid interest due the Noteholder under the Note (the "**Note Balance**"); and

**WHEREAS**, the Noteholder is desirous of converting the Note Balance into shares of the Company's common stock, par value $0.0001 (the "**Common Stock**") subject to the terms of this Agreement.

**NOW, THEREFORE**, in consideration of the premises and the representations, warranties and agreements contained herein, the parties hereto agree as follows:

1. **Recitals**. The foregoing recitals are true and correct and are incorporated into this Agreement by this reference.

2. **Conversion**.

(a) Note Conversion. Contemporaneously with the execution and delivery of this Agreement, the Noteholder hereby converts the Note Balance into 50,000,000 (Fifty Million) shares of the Company's Common Stock (the "**Conversion Shares**"), with any and all amounts due under the Note deemed to have been paid in full (the "**Conversion**"). Immediately following the execution of this Agreement by the parties hereto, the Noteholder shall tender the original Note to the Company for cancellation and the Company shall issue the certificate representing the Conversion Shares to the Noteholder. Notwithstanding the foregoing or anything to the contrary contained herein, upon the execution of this Agreement by the Noteholder, the full amount of the Note Balance shall automatically convert into the Conversion Shares, without any further action required by the Noteholder, with the delivery of the original Note for cancellation being only for a matter of administrative maintenance.

(b) Exemption. The parties intend that the issuance of the Conversion Shares pursuant to the terms of this Agreement is an exempt issuance under the Securities Act of 1933, as amended (the "**Securities Act**") in reliance on exemptions provided by Section 3(a)(9) and 4(a)(2) of such act. The certificate representing the Conversion Shares shall bear the following legend:

> "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO COUNSEL TO BROWNIE'S MARINE GROUP, INC. THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS IS AVAILABLE."

2. **Representations and Warranties of the Company**. The Company represents and warrants to the Noteholder as of the date hereof as follows:

(a) Due Organization. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement; No Conflicts. The Company has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Company and (assuming due authorization, execution and delivery by the Noteholder) constitutes the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law). Neither this.Agreement nor the consummation of the Conversion will violate, conflict with or result in a breach of or default under (i) the articles of incorporation or bylaws of the Company, (ii) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

(c) Validity of Shares. The Conversion Shares to be issued pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable.

3. **Representations and Warranties of the Noteholder**. The Noteholder hereby represents and warrants to the Company as of the date hereof as follows:

(a) Due Organization. The Noteholder is duly organized and validly existing under the laws of the jurisdiction of its organization.

(b) Due Authorization; Binding Agreement. The Noteholder has full right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly authorized, executed and delivered by the Noteholder and (assuming due authorization, execution and delivery by the Company) constitutes the valid and binding obligation of the Noteholder enforceable against the Noteholder in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

(c) Ownership of the Note. Notwithstanding that the name of the Holder is not inserted on the Note, the Noteholder is, and at all times since the purchase the Note has been, the sole beneficial owner of the Note, free and clear of all claims, mortgages, pledges, liens, encumbrances, options, charges or other security interest that would prevent the Noteholder's compliance with his obligations hereunder. Neither the Note nor any shares of Common Stock issuable upon the conversion of the Note in accordance with its terms is subject to any voting trust or other agreement, arrangement or restriction with respect to the voting or transfer of the Note or such underlying shares of Common Stock, except for this Agreement.

(d) No Default. The Note is not currently in default nor has the Noteholder every notified the Company of the occurrence of any Events of Default.

(e) Status as Principal Shareholder. The Noteholder acknowledges his understanding that the issuance of the Conversion Shares will result in the Noteholder becoming the record and beneficial owner of in excess of 20% of the outstanding shares of the Company's Common Stock, giving effect to the issuance of the Conversion Shares but excluding any subsequent additional issuances of shares of Common Stock by the Company. The Noteholder further acknowledges his understanding that: (a) so long as the Noteholder is the record and beneficial owner of 5% or more of the outstanding shares of the Company's Common Stock information regarding the Noteholder's ownership interest will be disclosed by the Company in its various filings with the U.S. Securities and Exchange Commission (the "**SEC**") in accordance with the applicable rules and regulations; and (b) in the event the Company should register its Common Stock with the SEC under Section 12 of the Securities Exchange Act of 1934, as amended (the "**Exchange Act**") or otherwise, the Noteholder shall be solely responsible for any and all

filing obligations to which he may be subject under Section 13 of the Exchange Act or otherwise, including, but not limited to, the filing of a Schedule 13G or a Schedule 13D with the SEC within the time prescribed by the rules and regulations of the SEC.

(f) Investment Intent. The Conversion Shares to be acquired by the Noteholder pursuant to this Agreement are being acquired for the Noteholder's own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act or any applicable state securities laws, and such Conversion Shares shall not be disposed of in contravention of the Securities Act or any applicable state securities laws.

(g) Accredited Investor. The Noteholder is an "accredited investor" as defined in Rule 501 under Regulation D of the Securities Act. The Noteholder is able to bear the economic risk of his investment in the Conversion Shares for an indefinite period of time and acknowledges that a limited public market exists for the Conversion Shares and that there is no assurance that an active public market will ever develop for the Conversion Shares. The Conversion Shares have not been registered under the Securities Act and, therefore, cannot be resold unless subsequently registered under the Securities Act or an exemption from such registration is available. The Noteholder understands that the tax consequences of the Conversion may be complex, and accordingly the Noteholder represents and warrants that he has consulted with his own independent tax advisor concerning the Conversion and is not relying on the Company or any of its affiliates or agents, including its counsel and accountants, for any tax advice regarding the tax consequences of the Conversion or any other transactions contemplated by this Agreement.

(h) Information. The Noteholder has reviewed, or has had the opportunity to review, with the assistance of professional and legal advisors of his choosing, sufficient information and has had sufficient access to the Company necessary for the Noteholder to decide to convert the Note for Conversion Shares in accordance with this Agreement. All documents, records, and books pertaining to the investment in the Conversion Shares have been made available for inspection by the Noteholder and his Advisors, if any. The Noteholder has been read and reviewed the Company's filings with the SEC available on the SEC's website at www.sec.gov to the extent he deemed appropriate prior to entering into this Agreement.

4. **General Provisions.**

(a) Closing. The closing of the transactions contemplated by this Agreement shall occur simultaneously with the execution and delivery of this Agreement.

(b) Amendments and Modifications. No amendment, modification, termination, or waiver of any provision of this Agreement, and no consent to any departure by the Noteholder or the Company from any provision of this Agreement, shall be effective unless it shall be in writing and signed and delivered by the party sought to be bound, and then it shall be effective only in the specific instance and for the specific purpose for which it is given.

(c) Disclosure. Nothing contained in this Agreement shall be construed to limit the Company or the Noteholder from making such disclosures as may be required by law.

(d) Notice. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Company and the Noteholder to the addresses set forth earlier in this Agreement or at such other address for a party as shall be specified by like notice.

(e) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

(f) Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, exclusive of its choice of law principles, and any suit, action or proceeding arising out of or relating to this Agreement may be commenced and maintained in any court of competent jurisdiction in Broward County, Florida and each party waives all objections to such jurisdiction and venue.

(g) Entire Agreement. This Agreement embodies the entire agreement and understanding of the Noteholder and the Company with respect to the subject matter hereof and thereof, and supersedes all prior agreements or understandings, with respect to the subject matter of this Agreement.

(h) Specific Performance; Enforcement. Each of the parties hereto recognizes and acknowledges that a breach by it of any covenants or agreements contained in this Agreement will cause the other party to sustain damages for which it would not have an adequate remedy at law for money damages, and therefore, each of the parties hereto agrees that in the event of any such breach the aggrieved party shall be entitled to the remedy of specific performance of such covenants and agreements and injunctive and other equitable relief in addition to any other remedy to which it may be entitled at law or in equity. The parties agree that they shall be entitled to enforce specifically the terms and provisions of this Agreement in addition to any other remedy to which they may entitled at law or in equity.

(i) Counterparts; Facsimile. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement, and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed by facsimile or .pdf signatures of the parties hereto.

(j) Expenses. All fees and expenses with respect to the negotiation of this Agreement and the consummation of the transactions contemplated hereby shall be borne by the party incurring such fees and expenses. Neither the Company nor the Noteholder is a party to any agreement, whether written or oral, which provides for the payment of any brokerage or finder's fees or commissions to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other person with respect to the transactions contemplated by this Agreement.

(k) Role of Counsel. The Noteholder acknowledges his understanding that this Agreement was prepared at the request of the Company by Pearlman Law Group LLP, its counsel, and that such firm did not represent the Noteholder in conjunction with this Agreement or any of the related transactions. The Noteholder, as further evidenced by his signature below, acknowledges that he has had the opportunity to obtain the advice of independent counsel of his choosing prior to his execution of this Agreement and that he has availed himself of this opportunity to the extent he deemed necessary and advisable.

**IN WITNESS WHEREOF,** the Company and the Noteholder have caused this Agreement to be executed on its behalf as of the date first written above.

Brownie's Marine Group, Inc.

By: ______________________ CEO 9/NOV/2018

Robert M. Carmichael, Chief Executive Officer

______________________ 11/15/2018

[Joe Perez]